UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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  Form 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2025
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Owens Corning
(Exact name of registrant as specified in its charter)
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DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo,	Ohio	43659
(Address of principal executive offices)		(Zip Code)
419-248-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On February 14, 2025, Owens Corning (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing (1) an expected impairment charge associated with the announced sale of the Company’s global glass reinforcements business (the “GR Business”); (2) that, beginning with the Quarterly Report on Form 10-Q for the period ended March 31, 2025, the GR Business’s financial results would be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented, and the GR Business would be classified as “held for sale;” and (3) that the Company was unable in good faith to determine an estimate of the amount or range of amounts of the impairment charge. The Company is filing this Amendment No. 1 to Form 8-K to amend the Original 8-K to report an estimated amount of the impairment charge related to the sale of the GR Business. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 2.06.	Material Impairments.
On April 25, 2025, the Company determined that the estimated pre-tax noncash impairment charge related to the sale of the GR Business is expected to be approximately $360 million, which will be reflected in its consolidated financial statements for the quarter ended March 31, 2025 and will be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

April 30, 2025	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer